Exhibit 99.1
China Organic Agriculture, Inc. Appoints Mr. Chunyan Liu as Chairman
and Mr. Edward Zhang as Chief Financial Officer

China Organic Agriculture, Inc. (OTC Bulletin Board: CNOA) ("China Organic Agriculture" or the "Company"), headquartered in Liaoning Province, China, and engaged in the trading and distribution of agricultural products, today announced the election effective December 21, 2010 of Mr. Chunyan Liu as its Chairman, and Mr. Edward Zhang as its Chief Financial Officer. Mr. Liu and Mr. Zhang will replace Mr. Kyle Jiang and Mr. Shan Bo, respectively, as Chairman and Chief Financial Officer.

Mr. Liu is an avid scholar in agricultural studies in China. From September 1992 to July 1993, he focused on the agricultural trade between Japan and China. Since then, he has done extensive research on the agricultural industry and agricultural development in China.

 Mr. Liu holds a PHD from Chinese Academy of Social Sciences in agricultural management. Mr. Liu is well regarded in the agricultural field within China and is frequently consulted by members of the national, provincial and local governments in China as well as senior executives within the agricultural industry in China.

Mr. Zhang possesses a strong background in finance. From September 1989 to December 2000, Mr. Zhang served as Finance Manager at China Resources Group. From February 2000 to May 2002, Mr. Zhang served as Finance manager at Beijing Beida Education Company. From June 2002 to July 2006, he worked as a Finance Director at Alphatex (Beijing) Knitting Co. Ltd. From July 2006 to November 2008, he was the Finance Director at Euronet China. In 2009, Mr. Zhang joined Tianjin Tiens Group as Assistant to Head of Global Finance where he was also the finance management department’s Director.

Mr. Zhang holds an MBA degree from Fordham University in New York. His experience as a financial director makes him well suited to assume financial and accounting responsibilities at China Organic Agriculture, Inc. Mr. Zhang possess the qualities and experience the company needs to be a successful company in the US capital markets.

"Both Liu's vision and solid experience in agricultural planning and decision making and Zhang’s relationships and extensive background in the financial markets will help the Company accelerate its growth and move to the next level”, said Mr. Qi Qian, CEO of China Organic Agriculture, Inc. “I’m glad to have them join us as Chairman and CFO of the Company. I look forward to working closely with both of them.”

About China Organic Agriculture:

China Organic Agriculture, Inc is based in China and is primarily engaged in the acquisition, trading and distribution of agricultural products. For more information, please visit:
http://www.chinaorganicagriculture.com.

FORWARD-LOOKING STATEMENTS: Except for historical information, this press release contains forward-looking statements which reflect the China Organic Agriculture's current expectations regarding future events. These forward- looking statements involve risks and uncertainties, which if they occur, may cause actual results to differ materially from those contained in forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future acquisitions, estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of China Organic Agriculture's products and other statements which are not historical facts. When used in this document, words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions denote forward-looking statements. Although China Organic Agriculture Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. The risks and uncertainties which could cause actual results to differ from those contained in our forward looking statements include, but are not limited to, changing market conditions, our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate and other risks detailed from time to time in China Organic Agriculture's ongoing quarterly filings and annual reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events in this press release might not occur.

Contact:

China Organic Agriculture, Inc.
Michael Zhang
707-709-2321
Email: michael@cnoainc.com